CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Advanced Technology Petroleum Corp. for the year ending December 31, 2005, I, Joseph Blimline , Chief Executive Officer and Chief Financial Officer of Advanced Technology Petroleum Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB for the year ending December 31,2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Advanced Technology Petroleum Corp.

Date: June 16, 2006

Advanced Technology Petroleum Corp.

By: /s/ Joseph Blimline
Joseph Blimline Chief Executive Officer, Chief Financial Officer